Exhibit 10.1
THIRD AMENDMENT TO THE
NEW YORK MORTGAGE TRUST, INC.
2017 EQUITY INCENTIVE PLAN
This Third Amendment to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by Adamas Trust, Inc., a Maryland corporation formerly named New York Mortgage Trust, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
W I T N E S S E T H:
WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its affiliates;
WHEREAS, Article XVIII of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment must be approved by the stockholders of the Company if such approval is required by law or the rules of any exchange on which the shares of common stock of the Company (the “Common Stock”) is listed;
WHEREAS, the Board now desires to amend the Plan to (i) increase the number of shares of Common Stock available for awards under the Plan by 9,000,000 shares, subject to approval by the stockholders of the Company, (ii) include cash compensation in, and increase to $750,000, the aggregate limit on the annual compensation (i.e. equity and cash compensation) that can be received by any individual, non-employee director, while removing section 162(m) performance-based compensation exception limitations from the Plan that are inapplicable as a result of tax law changes, (iii) extend the duration of the Plan and (iv) reflect the Company’s prior name change; and
WHEREAS, the Common Stock is currently listed on the Nasdaq Stock Market and the increase in the number of shares of Common Stock available for awards under the Plan and the extension of the duration of the Plan each require stockholder approval under the applicable listing rules of the Nasdaq Stock Market.
NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended, effective as of April 23, 2026 (the “Amendment Effective Date”), subject to approval by the Company’s stockholders (as applicable), as set forth below:
1.    Section 5.02 of the Plan is hereby deleted and replaced in its entirety with the following:

Aggregate Limit.
Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 19,792,500 shares.
2.    Section 5.04 of the Plan is hereby deleted and replaced in its entirety with the following:
Maximum Calendar Year Compensation for Non-Employee Directors.
Notwithstanding any provisions to the contrary in the Plan, no individual, Non-Employee Director may receive, in any one calendar year, more than $750,000 in the aggregate in (i) Awards (as calculated based on each Award’s grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules)) and (ii) cash compensation (including retainers and Awards designated to be paid in cash); provided that, the limit set forth in this Section 5.04 shall be applied without regard to grants of Awards, if any, including any Awards settled in cash or other cash compensation, whether or not paid pursuant to the Plan, received by a Non-Employee Director during any period in which such individual was an employee or consultant of the Company or any Affiliate of the Company (other than in the capacity of a Non-Employee Director).
3.    Article XIX of the Plan is hereby deleted and replaced in its entirety with the following:
DURATION OF THE PLAN.
No Award may be granted under the Plan on and after the tenth anniversary of the Amendment Effective Date. Awards granted before such date shall remain valid in accordance with their terms.
4.    The Plan is hereby renamed the “Adamas Trust, Inc. Equity Incentive Plan.”
5.    References in the Plan to “New York Mortgage Trust, Inc.” and the “Company” are hereby amended to refer to “Adamas Trust, Inc.”
FURTHER RESOLVED, that, except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.
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